UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

UNITED STATES OIL AND GAS CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53971	26-0231090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11782 Jollyville Road, Suite 211B
Austin, Texas 78759
 (Address of Principal Executive Offices)

(512) 464-1225
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Accountants

Effective December 15, 2010, the client auditor relationship between United States Oil and Gas Corp (the "Company") and Widmer Roel PC was terminated as Widmer Roel PC was dismissed as the Company’s independent registered accounting firm and replaced by M&K CPAS, PLLC ("M&K").

Widmer Roel PC's reports on the financial statements of the Company for the year ended December 31, 2009, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than the inclusion of an explanatory paragraph discussing the Company’s ability to continue as a going concern.

During the year ended December 31, 2009, and any subsequent interim periods through the date the relationship with Widmer Roel PC ceased, there were no disagreements between Widmer Roel PC and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Widmer Roel PC would have caused Widmer Roel PC to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the years ended December 31, 2009, and any subsequent interim periods through the date the relationship with Widmer Roel PC ceased.

The Company has authorized Widmer Roel PC to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that Widmer Roel PC review the disclosure and Widmer Roel PC has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. A copy of such letter is filed herewith as Exhibit 16.1.

(b) New Independent Accountants

Effective December 15, 2010, the Company engaged M&K as its principal independent public accountant for the years ended December 31, 2010 and for each of the three quarters in the year ending December 31, 2011 beginning with the quarter ending March 31, 2011. The decision to change accountants was recommended, approved and ratified by the Company's Board of Directors effective December 15, 2010.

The Company has not previously consulted with M&K regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(v) of Regulation S-K) during the years ended December 31, 2010, and any later interim period, including the interim period up to and including the date the relationship with Widmer Roel PC ceased

M&K has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). M&K did not furnish a letter to the Commission.

In accordance with General Instruction B.2 of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the information presented herein under Item 4.01 and under Item 9.01 related thereto of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is hereby furnished as part of this Current Report on Form 8-K under Item 4.01 and Item 9.01 of Form 8-K and shall not deemed filed.

Exhibit No.	Description
16.1*	Letter dated December 15, 2010 from Widmer Roel to Registrant regarding change of certifying accountant.
* Attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2010	UNITED STATES OIL AND GAS CORP

	By:	/S/ Alex Tawse
	Name:	Alex Tawse
	Title:	Chairman and Chief Executive Officer